UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.   Other Events.

Monthly Distributions Declared

On February 28, 2019, 2019, the board of directors of RW Holdings NNN REIT, Inc. (the “Company”) declared distributions based on daily record dates for the period March 1, 2019 through June 30, 2019 at a rate of $0.0019274 per share per day on the outstanding shares of the Company’s Class C and Class S common stock, which the Company will pay on a monthly basis on the 25th day following the end of each month, except for the April dividend which will be paid on May 27, 2019. The daily dividend rate of $0.0019274 per share of Class C and Class S common stock per day reflects an annualized distribution of $0.7035 per share, which is consistent with distributions paid during 2018 and to date in 2019.

All Monthly Dividend Distributions Will Be Delivered Electronically After June 30, 2019

The Company also announced an effort to reduce its environmental footprint by eliminating paper dividend checks mailed to investors. For investors that have not elected to participate in the dividend reinvestment program, all cash distributions after June 30, 2019 will be delivered to shareholders electronically via Automated Clearing House (ACH) deposits directly into their bank account. If the Company does not have accurate bank account information for an investor, any distributions after June 30, 2019 will automatically be reinvested in the Company’s common stock under the distribution reinvestment plan. By example, the dividend distribution scheduled to be paid July 25, 2019 will be the first to be deposited electronically – fully paperless.

The Form of Subscription Agreement in Appendix A-1 to the Company’s Prospectus dated April 25, 2018 already indicates that if bank account information is not provided, dividends will be reinvested to purchase additional Class C shares. However, through June 30, 2019, the Company will continue mailing dividend checks to investors who have not enrolled in the distribution reinvestment plan and have not provided valid bank account information for electronic deposits. Since electronic delivery of distributions is more environmentally friendly, cost effective and timelier, the Company will no longer mail dividend checks to investors after June 30, 2019. Those investors who have not provided valid bank account information will automatically be enrolled in the distribution reinvestment plan as disclosed in Appendix A-1 of the Prospectus unless accurate banking information for an active account is received by the Company.

Safe Harbor Statement

The amount of future distributions, and the declaration and payment thereof, will be determined by the Company’s board of directors based on the Company’s financial condition and such other factors as the board of directors deems relevant. The Company’s operating performance and the timing and amount of future distributions is subject to risks and uncertainties as described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: March 6, 2019